UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

CORVEL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-19291	33-0282651
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5128 Apache Plume Road, Suite 400, Fort Worth, Texas		76109
(Address of principal executive offices)		(Zip code)

(817) 390-1416

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRVL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 26, 2024, V. Gordon Clemons informed CorVel Corporation (the “Company”) of his decision to retire as an employee of the Company, as a member of the Company’s board of directors (the “Board”), and as Chairman of the Board, in each case effective immediately. In connection with his retirement, Mr. Clemons and the Company mutually agreed to terminate that certain Employment Agreement and Covenant Not to Compete previously entered into between them. Mr. Clemons retirement is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Subsequently, on November 26, 2024, the Board appointed Michael G. Combs, the Company’s Chief Executive Officer and President, to the Board and elected him as Chairman of the Board, also effective immediately. There are no arrangements or understandings between Mr. Combs and any other person pursuant to which he was appointed to serve as a director or as Chairman of the Board. Mr. Combs is not expected to receive any additional compensation for serving as a director or as Chairman of the Board. Except for his employment relationship with the Company and the compensation arrangements arising in connection therewith, there are no relationships involving Mr. Combs that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

On November 29, 2024, the Company issued a press release announcing (i) the retirement of Mr. Clemons, and (ii) the appointment of Mr. Combs to the Board and election as Chairman of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section 18, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 29, 2024

104	Cover Page Interaction Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION

Dated: November 29, 2024	By:	/s/ Richard Schweppe
	Name:	Richard Schweppe
	Its:	Secretary